UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 31, 2007

HEALTHCARE PROVIDERS DIRECT, INC.
(Exact name of registrant as specified in charter)

Nevada	000-51561	20-1063591
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3371 Route One, Suite 200
Lawrenceville, New Jersey 08648
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 919-1932

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02  Unregistered Sales of Equity Securities

July 31 Financing

On July 31, 2007, to obtain funding for working capital, Healthcare Providers Direct, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with accredited investors (the “Investor”) for the sale of $500,000 9% Senior Secured Convertible Debentures (the “Debentures”). The Debentures bear interest at 9% and mature thirty-six months from the date of issuance. The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.

The full principal amount of the Debentures is due upon default under the terms of Debentures. The Debentures are secured by all of the assets of the Company.

The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Debentures, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 30 days from the final closing, or declared effective within 90 days thereafter (150 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 1.5% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

As of the date hereof, the Company is obligated on $500,000 face amount of Debentures issued to the Investor.  The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Axiom Capital Management, Inc. ("Axiom"), a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 160,000 warrants to purchase shares of common stock with an exercise price of $0.50 per share exercisable for a period of five years. The warrants issued to Axiom have a cashless exercise feature.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

August 3 Financing

On August 3, 2007, to obtain funding for working capital, the Company entered into a subscription agreement (the “Agreement”) with MicroCapital LLC (the “Investor”) for the sale of $750,000 9% Senior Secured Convertible Debentures (the “Debentures”). The Debentures bear interest at 9% and mature thirty-six months from the date of issuance. The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.

The full principal amount of the Debentures is due upon default under the terms of Debentures. The Debentures are secured by all of the assets of the Company.

The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Debentures, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 30 days from the final closing, or declared effective within 90 days thereafter (150 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 1.5% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

As of the date hereof, the Company is obligated on $1,250,000 face amount of Debentures issued to the Investor.  The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Axiom Capital Management, Inc. ("Axiom"), a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 400,000 warrants to purchase shares of common stock with an exercise price of $0.50 per share exercisable for a period of five years. The warrants issued to Axiom have a cashless exercise feature.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
4.1	Form of Debenture
4.2	Form of Warrant
99.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE PROVIDERS DIRECT, INC.

Date: August 6, 2007	By:	/s/ Norman Proulx
Name: Norman Proulx Title: Chief Executive Officer